SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 4, 2014

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7676 Hazard Center Drive, Suite 1500
San Diego, California 92108
(Address of principal executive office)
Issuer's telephone number:  (619) 881-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On April 4, 2014, Royale Energy, Inc (the “Company”)., entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (“Roth”), under which the Company may issue and sell shares of its Common Stock for consideration of up to $10,000,000, from time to time in an at the market equity offering program with Roth acting as the Company’s sales agent (the “Offering”).

Sales of the Common Stock if any, under the program will depend upon market conditions and other factors to be determined by the Company and may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NASDAQ Capital Market, on any other existing trading market for the Common Stock or to or through a market maker.  The Company has no obligation to sell any common shares in the program and may at any time suspend solicitation and offers under the program or terminate the program. The Company will pay Roth a commission equal to 3.5% of the gross sales price of any such shares sold, through it as sales agent, as set forth in the Sales Agreement.  The Company has also agreed to reimburse Roth for certain expenses incurred in connection with entering into the Sales Agreement and has provided Roth with customary indemnification rights.

The Company anticipates that the proceeds from the Offering will be used to acquire and develop certain Alaskan oil and gas properties and for working capital.

The offering of shares pursuant to the Sales Agreement will terminate upon the earliest of (i) the sale of all shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement by the Company or Roth.

Any offering of the Company’s Common Stock will be made pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission and declared effective by the SEC (file no. 333-178484) on February 14, 2012, and the Prospectus Supplement dated April 4, 2014, describing the offering.

The April 4, 2014, Sales Agreement has been attached as an Exhibit to this Report to provide information regarding its terms, and is qualified in its entirety by reference to such Exhibit. It is not intended to provide any other factual information about the Company.   A copy of the opinion of Strasburger & Price, LLP, relating to the legality of the Common Stock is filed as Exhibit 5.1 hereto, and is incorporated herein by reference.  The foregoing description of the Offering and the documents related thereto is qualified in its entirety by reference to such exhibits.  Issuance of common stock under the Sales Agreement is subject to NASDAQ Capital Market approval.

Item 9.01  Financial Statements and Exhibits

Exhibit 5.1	Legal Opinion

Exhibit 10.1	Sales Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: April 7, 2014	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer